Contact Info:Arron K. Sutherland, President and CEO

ICC Holdings, Inc.

(309) 732-0105

arrons@ilcasco.com

225 20th Street, Rock Island, IL  61201

ICC Holdings, Inc. Reports 2018 Fourth Quarter and Year-End Results

FOR IMMEDIATE RELEASE: 02/25/2019

Rock Island, IL. – February 25, 2019 – ICC Holdings, Inc. (NASDAQ: ICCH) (the Company), parent company of Illinois Casualty Company, a regional, multi-line property and casualty insurance company focusing exclusively on the food and beverage industry, today reported preliminary, unaudited results for the fourth quarter and twelve months ended December 31, 2018.

FOURTH QUARTER AND TWELVE MONTHS ENDED DECEMBER  31, 2018 – FINANCIAL RESULTS

Net earnings totaled $635,000, or $0.21 per share, for the fourth quarter of 2018, compared to $443,000 or $0.14 per share for the fourth quarter of 2017. For the twelve months ended December 31, 2018, the Company reported net earnings of $893,000, or $0.29 per share, compared to $708,000, or $0.22 per share, for the same period in 2017.

Direct premiums written grew by $1,399,000, or 10.6%, to $14,543,000 for the fourth quarter of 2018 from $13,144,000 for the same period in 2017.  For the twelve months ended December 31, 2018, direct premiums written grew by $7,455,000, or 13.9%, to $61,125,000 from $53,670,000 for the same period in 2017. Net premiums earned grew by 6.3% to $12,197,000 for the fourth quarter of 2018 from $11,473,000 for the same period in 2017. Net premiums earned grew by 6.6% to $47,117,000 for the twelve months ended December 31, 2018, from $44,213,000 for the same period in 2017.

For the fourth quarter of 2018, the Company ceded to reinsurers $2,811,000 of earned premiums, compared to $1,956,000 of earned premiums for the fourth quarter of 2017. For the twelve months ended December 31, 2018, the Company ceded $10,759,000 of earned premiums to reinsurers compared to $7,948,000 of earned premiums for the same period in 2017.

Net realized investment losses net of other-than-temporary impairment losses were $127,000 for the fourth quarter of 2018 compared to gains of 622,000 for the same period in 2017, respectively. For the twelve months ended December 31, 2018, net realized investment gains net of other-than-temporary impairment losses, decreased by $48,000 to $960,000 from $1,008,000 for the same period in 2017. For the three and twelve months ended December 31, 2018, the decrease resulted from liquidating common stock holdings that no longer fit with our investment objectives and resulted in a realized loss during the fourth quarter of 2018.

Net investment income decreased by $17,000, or 2.2%,  to $766,000 for the fourth quarter of 2018, as compared to $783,000 for the same period in 2017.  For the twelve months ended December 31, 2018, net investment income grew by $258,000, or 9.8%, to $2,890,000 from $2,632,000 for the same period in 2017. The growth in net investment income for the twelve months ended December 31, 2018, was primarily due to investing the IPO proceeds for the entire year in 2018 as compared to a partial year in 2017.

Losses and settlement expenses decreased by $619,000, or 8.3%, to $6,864,000 for the fourth quarter of 2018, from $7,483,000 for the same period in 2017.  Losses and settlement expenses increased by $2,252,000, or 7.8%, to $31,262,000 for the twelve months ended December 31, 2018, from $29,010,000 for the same period in 2017. Although the Company experienced increased weather-related loss activity, Businessowners Property results improved $2,208,000 for the twelve months ended December  31, 2018,  compared to the same period in 2017.

Losses and settlement expenses increased for the twelve months ended December 31, 2018, primarily due to weaker Businessowners Liability.

Policy acquisition costs and other operating expenses increased by $617,000, or 13.7%, to $5,126,000 for the fourth quarter of 2018 from $4,509,000 for the same period in 2017.  Policy acquisition costs and other operating expenses increased by $907,000, or 5.2%, to $18,215,000 for the twelve months ended December 31, 2018, from $17,308,000 for the same period in 2017. The primary drivers are an increase in direct commission expense associated with the increase in direct written premium coupled with an increase in self-funded employee medical expenses of $535,000 for the twelve months ended December  31, 2018, as compared to the same period in 2017. While total policy acquisition costs and other operating expenses were up for the twelve months ended December 31, 2018, the expense ratio is down for the same period as referenced below.

Total assets decreased by 1.3% from $152,335,000 at December 31, 2017 to $150,283,000 at December 31, 2018.  Our investment portfolio, which consists of fixed maturity securities, common stocks, preferred stocks, and property held for investment, decreased by 0.5% from $105,133,000 at December 31, 2017, to $104,565,000 at December 31, 2018.

FOURTH QUARTER AND TWELVE MONTHS ENDED DECEMBER 31, 2018 – FINANCIAL RATIOS

The Company’s losses and settlement expense ratio (defined as losses and settlement expenses divided by net premiums earned) was 56.3% and 66.3% in the fourth quarter and twelve months ended December 31, 2018, respectively, compared with 65.2% and 65.6% in the same periods of 2017.

The expense ratio (defined as the amortization of deferred policy acquisition costs and underwriting and administrative expenses divided by net premiums earned) was 42.0% and 38.7% in the fourth quarter and twelve months ended December 31, 2018, respectively, compared to 39.3% and 39.1% in the same periods of 2017.

The Company’s GAAP combined ratio (defined as the sum of the losses and settlement expense ratio and the expense ratio) was 98.3% and 105.0% in the fourth quarter and twelve months ended December 31, 2018, respectively, compared to 104.5% and 104.8% in the same periods of 2017.

MANAGEMENT COMMENTARY

“I am pleased to report improved results for this past quarter.  As stated above, we had a quarterly combined ratio below 100 for the first time since the first quarter of 2017. The Company experienced improved loss experience due to improved Workers’ Compensation results and continued stability in the Liquor Liability line of business.  Partially offsetting these results were continuing challenges in the Businessowners line of business. The Company recognized improved patterns in the closing of claims, whereby reserves are reaching ultimate faster. This reduced the amount of additional reserve needed for incurred but not reported claims at the end of 2018. We recognize the need to further strengthen the adequacy of rates in the Businessowners line and streamline operations for expense savings. These efforts will continue into 2019. The Company experienced loss activity related to the polar vortex in the Midwest during the first quarter of 2019, negatively impacting property results. I am excited about the future of ICCH and the quality book of business that we continue to build,” stated Arron Sutherland, President and Chief Executive Officer.

EARNINGS CONFERENCE CALL

The Company will hold a conference call on March 15, 2019, at 10:30 a.m. CT to discuss results for the fourth quarter and twelve months ended December 31, 2018.

Teleconference:

Dial-in information for the call is 1-866-595-5224 (toll-free) or 1-636-812-6497, passcode 4856807.

ABOUT ICC HOLDINGS, INC.

ICC Holdings, Inc. is a vertically integrated company created to facilitate the growth, expansion and diversification of its subsidiaries in order to maximize value to its stakeholders.  The group of companies consolidated under ICC Holdings, Inc. engages in diverse, yet complementary business activities, including property and casualty insurance, real estate, and information technology.

The Company’s common shares trade on the NASDAQ Capital Market under the ticker symbol “ICCH”. For more information about ICC Holdings, visit http://ir.iccholdingsinc.com.

FORWARD-LOOKING STATEMENTS

This press release, and oral statements made regarding the subjects of this release, contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, or the Reform Act, which may include, but are not limited to, statements regarding the Company’s, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts, including statements identified by words such as “believe,” “plan,” “seek,” “expect,” “intend,” “estimate,” “anticipate,” “will,” and similar expressions. All statements addressing operating performance, events, or developments that the Company expects or anticipates will occur in the future, including statements relating to revenue and profit growth, product and segment expansion, regulatory approval in connection with expansion, and market share, as well as statements expressing optimism or pessimism about future operating results, are forward-looking statements within the meaning of the Reform Act. The forward-looking statements are based on management's current views and assumptions regarding future events and operating performance, and are inherently subject to significant business, economic, and competitive uncertainties and contingencies and changes in circumstances, many of which are beyond the Company’s control. The statements in this press release are made as of the date of this press release, even if subsequently made available by the Company on its website or otherwise. The Company does not undertake any obligation to update or revise these statements to reflect events or circumstances occurring after the date of this press release.

Although the Company does not make forward-looking statements unless it believes it has a reasonable basis for doing so, the Company cannot guarantee their accuracy. The foregoing factors, among others, could cause actual results to differ materially from those described in these forward-looking statements. For a list of other factors which could affect the Company’s results, see the Company’s filings with the Securities and Exchange Commission, “Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations,” including “Forward-Looking Information,” set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017. No undue reliance should be placed on any forward-looking statements.

ICC Holdings, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

	As of
	December 31,	December 31,
	2018	2017
	(Unaudited)
Assets
Investments and cash:
Available for sale securities, at fair value
Fixed maturity securities (amortized cost - $89,252,906 at	$88,981,159	$89,605,073
12/31/2018 and $87,773,047 at 12/31/2017)
Common stocks¹ (cost - $13,572,713 at	11,843,223	8,534,109
12/31/2018 and $7,631,180 at 12/31/2017)
Preferred stocks (cost - $0 at	—	3,867,429
12/31/2018 and $3,783,311 at 12/31/2017)
Other invested assets	154,200	—
Property held for investment, at cost, net of accumulated depreciation of	3,586,273	3,126,566
$222,825 at 12/31/2018 and $127,161 at 12/31/2017
Cash and cash equivalents	4,644,784	6,876,519
Total investments and cash	109,209,639	112,009,696
Accrued investment income	648,321	687,453
Premiums and reinsurance balances receivable, net of allowances for	21,404,344	19,013,262
uncollectible amounts of $50,000 at 12/31/2018 and 12/31/2017
Ceded unearned premiums	796,065	274,972
Reinsurance balances recoverable on unpaid losses and settlement expenses,	6,735,964	10,029,834
net of allowances for uncollectible amounts of $0 at 12/31/2018 and 12/31/2017
Current federal income taxes	847,271	573,147
Net deferred federal income taxes	1,021,398	349,258
Federal income taxes	1,868,669	922,405
Deferred policy acquisition costs, net	5,247,188	4,592,415
Property and equipment, at cost, net of accumulated depreciation of	3,332,810	3,503,904
$5,099,090 at 12/31/2018 and $4,896,041 at 12/31/2017
Other assets	1,040,193	1,301,420
Total assets	$150,283,193	$152,335,361
Liabilities and Equity
Liabilities:
Unpaid losses and settlement expenses	$51,447,440	$51,074,126
Unearned premiums	29,972,623	26,555,582
Reinsurance balances payable	993,004	327,483
Corporate debt	3,484,606	4,339,208
Accrued expenses	4,536,218	4,274,002
Other liabilities	1,256,003	1,663,415
Total liabilities	91,689,894	88,233,816
Equity:
Common stock[2]	35,000	35,000
Treasury stock, at cost[3]	(2,999,995)	—
Additional paid-in capital	32,505,423	32,333,290
Accumulated other comprehensive (loss) earnings, net of tax	(1,580,976)	2,227,069
Retained earnings	33,680,702	32,787,406
Less: Unearned Employee Stock Ownership Plan shares at cost[4]	(3,046,855)	(3,281,220)
Total equity	58,593,299	64,101,545
Total liabilities and equity	$150,283,193	$152,335,361

1At December 31, 2018, common stock securities consist primarily of individual common stocks. At December 31, 2017, common stock consisted of exchange trade funds (ETF) made up primarily of Dividends Select and the S&P 500.500

2Par value $0.01; authorized: 2018 - 10,000,000 shares and 2017 – 10,000,000 shares; issued: 2018 - 3,500,000 and 2017 – 3,500,000 shares; outstanding: 2018 - 2,992,734 and 2017 – 3,171,878 shares.

32018 – 196,721 shares and 2017 – 0 shares

42018 –304,685 shares and 2017 – 328,122 shares

ICC Holdings, Inc. and Subsidiaries

Condensed Consolidated Statements of Earnings and Comprehensive Earnings (Unaudited)

	For the Three-Months Ended
	December 31,
	2018	2017
Net premiums earned	$12,197,256	$11,472,959
Net investment income	766,207	783,077
Net realized investment (losses) gains	(111,236)	621,632
Other-than-temporary impairment losses	(16,178)	—
Other income	66,427	127,480
Consolidated revenues	12,902,476	13,005,148
Losses and settlement expenses	6,864,453	7,482,790
Policy acquisition costs and other operating expenses	5,125,902	4,508,621
Interest expense on debt	32,542	51,030
General corporate expenses	147,127	103,449
Total expenses	12,170,024	12,145,890
Earnings before income taxes	732,452	859,258
Income tax (benefit) expense:
Current	(238,145)	379,844
Deferred	336,023	36,701
Total income tax expense	97,878	416,545
Net earnings	$634,574	$442,713

Other comprehensive (loss), net of tax	(1,418,631)	(188,174)
Comprehensive (loss) earnings	$(784,057)	$254,539

Earnings per share:
Basic:
Basic net loss per share	$0.21	$0.14
Diluted:
Diluted net loss per share	$0.21	$0.14

Weighted average number of common shares outstanding:
Basic	2,994,775	3,167,344
Diluted	2,995,947	3,167,344

ICC Holdings, Inc. and Subsidiaries

Condensed Consolidated Statements of Earnings and Comprehensive Earnings (Unaudited)

	For the Twelve-Months Ended
	December 31,
	2018	2017
Net premiums earned	$47,116,961	$44,213,271
Net investment income	2,890,266	2,632,498
Net realized investment gains	975,993	1,064,577
Other-than-temporary impairment losses	(16,178)	(57,316)
Other income	196,649	325,127
Consolidated revenues	51,163,691	48,178,157
Losses and settlement expenses	31,262,462	29,009,833
Policy acquisition costs and other operating expenses	18,214,983	17,307,700
Interest expense on debt	140,877	225,379
General corporate expenses	545,986	555,109
Total expenses	50,164,308	47,098,021
Earnings before income taxes	999,383	1,080,136
Income tax (benefit) expense:
Current	(234,037)	197,200
Deferred	340,124	175,085
Total income tax expense	106,087	372,285
Net earnings	$893,296	$707,851

Earnings per share:
Basic:
Basic net earnings per share	$0.29	$0.22
Diluted:
Diluted net earnings per share	$0.29	$0.22

Weighted average number of common shares outstanding:
Basic	3,119,968	3,158,163
Diluted	3,121,140	3,158,163

Other comprehensive earnings, net of tax
Unrealized gains and losses on investments:
Unrealized holding (losses) gains arising during the period, net of income tax (benefit) of $(810,701) in 2018
and income tax expense of $706,378 in 2017	$(3,049,791)	$1,371,206
Reclassification adjustment for (gains) included in net
income, net of income tax expense of $201,561 in 2018
and expense of $342,469 in 2017	(758,254)	(664,792)
Total other comprehensive earnings	(3,808,045)	706,414
Comprehensive earnings	$(2,914,749)	$1,414,265